Exhibit 4.11

September 22, 2023

10X Fund L.P.
545 Dutch Valley Road, N.E., Suite A
Atlanta, Georgia 30324
Attn: Jim Czirr

Re:	Amendment and Restatement of 5,732,253 Common Stock Purchase Warrants held by 10X Fund L.P. or 10X Capital Management LLC

Dear Jim:

This letter agreement (this “Letter Agreement”) confirms the agreement between Galectin Therapeutics, Inc. (the “Company”) and 10X Fund L.P. and 10X Capital Management LLC (collectively referred to as “10X”) regarding certain amendments with respect to an aggregate of 5,732,253 Common Stock Purchase Warrants (the “Series B Warrants”) held by 10X, which are listed on Schedule  A.

The Company has agreed to extend the maturity date of the Series B Warrants upon certain terms and conditions.  Without giving effect to the extensions, the expiration date of each of the Warrants is set forth on Schedule A.  The extensions and  the other terms and conditions that have been agreed to are set forth in amended and restated warrant agreements, executed contemporaneously herewith and which are listed on Schedule B (collectively, the “Amended and Restated Warrants”).

1.        Amendment and Restatement of Series B Warrants.  The following summarizes the amendments to the Series B Warrants contained in the Amended and Restated Warrants:

i.
Revise the exercise period of the Series B Warrants until the earliest of (a) September 30, 2026, (b) thirty days after 10X fails to vote all of the shares of common stock in the Company then owned by it in the manner recommended by the board of directors of the Company in any vote of the stockholders of the Company; or (c) thirty days after the shares of common stock of the Company have a closing price of $6.00 or greater for 10 consecutive trading days;

ii.	Delete the cashless exercise option that is in certain of the Series B Warrants;

iii.
Add a Beneficial Ownership Limitation provision in the Series B Warrants, which would have the effect of decreasing 10X Fund’s beneficial ownership to 9.99% and would bar the voluntary exercise of any warrants that would result in 10X Fund’s ownership beyond 9.99% without at least 61 days’ prior notice from 10X Fund; and

iv.	Delete the Board Nomination right in section 6.1 of certain of the Series B Warrants.

10X and the Company have executed and delivered the Amended and Restated Warrants.  To the extent of a conflict between this paragraph 1 and the terms of the Amended and Restated Series B Warrants, the terms of the Amended and Restated Series B Warrants shall control.

2.         Beneficial Ownership. In conjunction with the addition of the Beneficial Ownership Limitation provision to the Series B Warrants, the Company shall also use commercially reasonable efforts to cause Richard E. Uihlein to exercise an aggregate of 2,231,204 common stock purchase warrants, which would result in the Company’s aggregate number of issued and outstanding shares of common stock to be 61,813,457 immediately following the exercise of such warrants.

3.         Registration Rights.  Nothing in this Letter Agreement shall limit, modify or terminate any obligation of the Company to register the resell of the common shares issuable upon exercise of the Series B Warrants, including under that Registration Rights Agreement dated February 12, 2009 and that Registration Rights Agreement dated September 22, 2016.

4.          Successors and Assigns; Third Party Rights.  This Letter Agreement may not be assigned by any party hereto without the prior written consent of the other parties hereto, and any purported assignment in violation of this section shall be void ab initio.  Except as otherwise provided herein, the terms and conditions of this Letter Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties hereto.

5.         Acknowledgment. 10X agrees and acknowledges that following the execution of the Amended and Restated Warrants, 10X does not have any right to nominate, designate or appoint any person to serve on the Company’s board of directors.

6.          Severability.  The invalidity or unenforceability of any particular provision of this Letter Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

7.         Counterparts.  This Letter Agreement may be executed in counterparts, all of which shall be deemed to be one and the same instrument, and it shall be sufficient for each party to have executed at least one, but not necessarily the same counterpart.  Executed counterpart signature pages hereto may be delivered by facsimile, pdf or other form of electronic transmission and shall have the same force and effect as originals.

8.         Governing Law.  This Letter Agreement is governed by and shall be construed in accordance with the law of the State of Delaware, excluding any conflict of laws rule or principle that might refer the governance or the construction of this Letter Agreement to the law of another jurisdiction.

Very truly yours,

Galectin Therapeutics, Inc

/s/ Joel Lewis
By:	Joel Lewis
Its:	president and CEO

ACCEPTED AND AGREED TO:

10X CAPITAL MANAGEMENT, LLC, a Florida limited liability company

/s/ James C. Czirr
By:	James C. Czirr
Its:	Managing Member

10X FUND, L.P., a Delaware limited partnership

By: 10X CAPITAL MANAGEMENT, LLC, a Florida limited liability company

/s/ James C. Czirr
By:	James C. Czirr
Its:	General Partner Managing Member

Schedule A – Series B Warrants to be Amended and Restated
Warrant No.	Holder	Number of warrants	Expiration date

Series B 1 & 2

W-2009-B-02H	10X Capital Management LLC	108,452	5/13/2024
W-2009-B-03F	10X Capital Management LLC	56,547	6/30/2024
W-2009-B-04F	10X Capital Management LLC	33,928	8/12/2024
W-2009-B-05H	10X Capital Management LLC	69,256	9/30/2024
W-2009-B-06I	10X Capital Management LLC	2,871	11/3/2024
W-2009-B-07L	10X Capital Management LLC	1,204	12/8/2024
W-2009-B-08H	10X Capital Management LLC	25,138	1/29/2025
W-2009-B-09H	10X Capital Management LLC	41,798	3/8/2025
W-2009-B-010H	10X Capital Management LLC	118,689	4/30/2025
W-2009-B-011J	10X Capital Management LLC	32,298	5/10/2025
W-2009-B-01B	10X Fund LP	1,200,000	2/10/2024
W-2009-B-02I	10X Fund LP	416,667	5/13/2024
W-2009-B-03D	10X Fund LP	250,000	6/30/2024
W-2009-B-04D	10X Fund LP	150,000	8/12/2024
W-2009-B-05I	10X Fund LP	126,666	9/30/2024
W-2009-B-06J	10X Fund LP	82,592	11/3/2024
W-2009-B-07J	10X Fund LP	109,715	12/8/2024
W-2009-B-08I	10X Fund LP	173,526	1/29/2025
W-2009-B-09I	10X Fund LP	142,334	3/8/2025
W-2009-B-010I	10X Fund LP	62,000	4/30/2025
W-2009-B-011K	10X Fund LP	80,333	5/10/2025

Series B 3 warrants

W-2016-B-3-1	10X Fund LP	104,408	9/22/2023
W-2016-B-3-2	10X Fund LP	564,850	9/29/2023
W-2016-B-3-3	10X Fund LP	672,747	12/23/2023

Series B 3 lockup warrants

W-2016-B-3/LU-1	10X Fund LP	500,000	9/22/2023
W-2016-B-3/LU-2A	10X Fund LP	13,165	9/22/2023
W-2016-B-3/LU-2B	10X Capital Management LLC	2,499	9/22/2023
W-2016-B-3/LU-3	10X Fund LP	62,500	9/22/2023
W-2016-B-3/LU-5A	10X Fund LP	90,559	9/29/2023
W-2016-B-3/LU-5B	10X Capital Management LLC	442	9/29/2023
W-2016-B-3/LU-4	10X Fund LP	187,500	9/29/2023
W-2016-B-3/LU-7A	10X Fund LP	81,141	12/23/2023
W-2016-B-3/LU-7B	10X Capital Management LLC	395	12/23/2023
W-2016-B-3/LU-6	10X Fund LP	168,033	12/23/2023

	TOTAL	5,732,253

Schedule B – Series B Warrants as Amended and Restated
Warrant No.	Holder	Number of warrants	Expiration date

Series B 1 & 2

W-2009-B-02HH	10X Capital Management LLC	108,452	9/30/2026
W-2009-B-03FF	10X Capital Management LLC	56,547	9/30/2026
W-2009-B-04FF	10X Capital Management LLC	33,928	9/30/2026
W-2009-B-05HH	10X Capital Management LLC	69,256	9/30/2026
W-2009-B-06II	10X Capital Management LLC	2,871	9/30/2026
W-2009-B-07LL	10X Capital Management LLC	1,204	9/30/2026
W-2009-B-08HH	10X Capital Management LLC	25,138	9/30/2026
W-2009-B-09HH	10X Capital Management LLC	41,798	9/30/2026
W-2009-B-010HH	10X Capital Management LLC	118,689	9/30/2026
W-2009-B-011JJ	10X Capital Management LLC	32,298	9/30/2026
W-2009-B-01BB	10X Fund LP	1,200,000	9/30/2026
W-2009-B-02II	10X Fund LP	416,667	9/30/2026
W-2009-B-03DD	10X Fund LP	250,000	9/30/2026
W-2009-B-04DD	10X Fund LP	150,000	9/30/2026
W-2009-B-05II	10X Fund LP	126,666	9/30/2026
W-2009-B-06JJ	10X Fund LP	82,592	9/30/2026
W-2009-B-07JJ	10X Fund LP	109,715	9/30/2026
W-2009-B-08II	10X Fund LP	173,526	9/30/2026
W-2009-B-09II	10X Fund LP	142,334	9/30/2026
W-2009-B-010II	10X Fund LP	62,000	9/30/2026
W-2009-B-011KK	10X Fund LP	80,333	9/30/2026

Series B 3 warrants

W-2016-B-3-1A	10X Fund LP	104,408	9/30/2026
W-2016-B-3-2A	10X Fund LP	564,850	9/30/2026
W-2016-B-3-3A	10X Fund LP	672,747	9/30/2026

Series B 3 lockup warrants

W-2016-B-3/LU-1A	10X Fund LP	500,000	9/30/2026
W-2016-B-3/LU-2AA	10X Fund LP	13,165	9/30/2026
W-2016-B-3/LU-2BB	10X Capital Management LLC	2,499	9/30/2026
W-2016-B-3/LU-3A	10X Fund LP	62,500	9/30/2026
W-2016-B-3/LU-5AA	10X Fund LP	90,559	9/30/2026
W-2016-B-3/LU-5BB	10X Capital Management LLC	442	9/30/2026
W-2016-B-3/LU-4A	10X Fund LP	187,500	9/30/2026
W-2016-B-3/LU-7AA	10X Fund LP	81,141	9/30/2026
W-2016-B-3/LU-7BB	10X Capital Management LLC	395	9/30/2026
W-2016-B-3/LU-6A	10X Fund LP	168,033	9/30/2026

	TOTAL	5,732,253